SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclsoure.

Attached as Exhibit 1.1 hereto and incorporated by reference herein is a Purchase Agreement dated July 21, 2004 by and between Alabama National BanCorporation (the “Company”) and Keefe, Bruyette & Woods, Inc., as representative of each of the underwriters named in Schedule A thereto, relating to the public offering by the Company of 850,000 shares of the Company’s common stock pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-115761). Under the terms of the Purchase Agreement, the Company has also granted the underwriters a 30-day option to purchase up to 127,500 additional shares to cover over-allotments, if any.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
1.1	Purchase Agreement, dated July 21, 2004, by and between Alabama National BanCorporation and Keefe, Bruyette & Woods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ Victor E. Nichol, Jr.
Victor E. Nichol, Jr. Vice Chairman

Dated: July 22, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Purchase Agreement, dated July 21, 2004, by and between Alabama National BanCorporation and Keefe, Bruyette & Woods, Inc.